As filed with the Securities and Exchange Commission	Registration No. _______________.
on ________________________.

===================================================================================

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
--------------------------------------------------------------
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMECS INC.
 (Name of small business issuer in its charter)

Nevada	5500	98-0446287
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

AMECS INC.	CORPORATION TRUST COMPANY OF NEVADA
1 Yonge Street, Suite 1801	6100 Neil Road, Suite 400
Toronto, Ontario M5E 1W7	Reno, Nevada 89544
(416) 879 4337	(206) 622-4511
(Address and telephone number of registrant's executive office)	(Name, address and telephone number of agent for service)
Copies to:
Conrad C. Lysiak, Esq.
601 West First Avenue, Suite 503
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [   ]

===================================================================================

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price Per	Aggregate	Registration Fee
Registered	Registered	Share	Offering Price	[1]

Common Stock:	2,000,000	$0.10	$200,000	$100.00

[1]   Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

AMECS INC.
 Shares of Common Stock
1,000,000 Minimum - 2,000,000 Maximum

Before this offering, there has been no public market for the common stock.

We are offering up to a total of 2,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers, 1,000,000 shares minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. In the event that 1,000,000 shares are not sold within 180 days, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 1,000,000 shares are not sold within the 180 days, or within the additional 90 days if extended, all money received by us will be promptly returned to you without interest or deduction of any kind. If at least 1,000,000 shares are sold within 180 days, or within the additional 90 days, if extended, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate account at HSBC Bank Canada. The foregoing account is not an escrow, trust of similar account. It is merely a separate account under our control where we have segregated your funds.

There are no minimum purchase requirements and no arrangements to place the funds in an escrow, trust or similar account.

Our common stock will be offered and sold by our sole officer and director, Alexei Gavriline.

Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

	Offering Price	Expenses	Proceeds to Us

Per Share - Minimum	$0.10	$0.02	$0.08
Per Share - Maximum	$0.10	$0.001	$0.09
Minimum	$100,000	$20,000	$80,000
Maximum	$200,000	$20,000	$180,000

The difference between the Aggregate Offering Price and the Proceeds to Us is $20,000. The $20,000 will be paid to unrelated third parties for expenses related to this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________________.

SUMMARY OF OUR OFFERING

Our business

We are a development stage company. We are a company without revenues or operations, we have minimal assets and have incurred losses since inception. We are developing a website (www.BizWithEase.com) that will serve as an electronic market place for automotive dealerships, both retail and wholesale, where the dealers can offer and bid for vehicles coming of lease, offered as a trade-in or other vehicles that may be offered on the website. Currently, we have no customers and there is no assurance we will ever have any customers. We have not generated any revenues and the only operations we have engaged in is the development of a business plan and the conceptualization of the website.

Our principal executive office is located at 1 Yonge Street, Suite 1801, Toronto, Ontario M5E 1W7. Our telephone number is (416) 879 4337 and our registered agent for service of process is the Corporation Trust Company of Nevada, located at 6100 Neil Road, Suite 500, Reno, Nevada 89511. Our fiscal year end is December 31.

The offering

Following is a brief summary of this offering:

Securities being offered	1,000,000 shares of common stock, minimum, 2,000,000 shares of common stock maximum, par value $0.00001.
Offering price per share	$ 0.10
Offering period	The shares are being offered for a period of 180 days, unless extended by our board of directors for an additional 90 days.
Net proceeds to us	$80,000 assuming the sale of 1,000,000 shares minimum and $180,000 assuming the sale of 2,000,000 shares maximum.
Use of proceeds	We will use the proceeds to pay for administrative expenses, the implementation of our business plan, and working capital.
Number of shares outstanding before the offering	5,000,000
Number of shares outstanding after the offering if all of the shares are sold	7,000,000

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of December 31, 2004
(Audited)
Balance Sheet
Total Assets	$8,140
Total Liabilities	$14,610
Stockholders Deficiency	$(6,470)

Period from
December 28, 2004 ( inception)
to December 31, 2004
(Audited)
Income Statement
Revenue	$0
Total Expenses	$6,520
Net Loss	$(6,520)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with AMECS INC.

  Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

  Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

  We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, you will lose you investment.

  We were incorporated in December 2004 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is ($6,520) of which $10,000 is for legal fees, $4,500 is for audit fees, $35 is for bank charges and $1,985 is for filing fees and general office expenses. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	completion of this offering
*	our ability to locate car dealerships that will use our services
*	our ability to generate revenues through the sale of our services

  Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause you to lose your investment.

  If we do not attract clients, we will not make a profit and as a result you could lose your investment.

  We have no clients. We have not identified any clients and we cannot guarantee we ever will have any clients . Even if we obtain clients, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

  We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve revenues. If we need additional funds and can't raise them, you could lose your investment.

  We have not started our business. We need the proceeds from this offering to start our operations. If the minimum of $100,000 is raised, this amount will enable us, after paying the expenses of this offering, to operate for one year. If we need additional funds and can't raise the money, we will have to cease operations and you will lose your investment.

  If we do not make a profit, we may have to suspend or cease operations and you will llose your investment.

  Because we are small and do not have much capital, we must limit marketing our services. The sale of services is how we will initially generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough clients to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations and you will lose your investment.

  Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting clients and result in a lack of revenues that may cause us to suspend or cease operations and you will lose your investment.

  Our sole officer and director, Alexei Gavriline, will only be devoting limited time to our operations. Alexei Gavriline, our president and sole director will be devoting approximately 15 hours per week of her time to our operations. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to our officers and directors. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. As a result, you could lose your investment.

  Because our sole officer and director does not have prior experience in the marketing of products or services via the Internet, we may have to hire individuals or suspend or cease operations and you could lose your investment.

  Because our sole officer and director does not have prior experience in the marketing of products or services via the Internet, we may have to hire additional experienced personnel to assist us with our operations. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely and you could lose your investment.

  Because we have only one officer and director who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

  We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When theses controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

Risks associated with this offering:

  Because our sole officer and director who is also our sole promoter, will own 83.33% of the total outstanding common stock if the minimum amount of the offering is sold and 71.43% of the total outstanding common stock if the maximum amount of the offering is sold, he will retain control of us and be able to decide who will be directors and you may not be able to elect any directors which could decrease the price and marketability of the shares.

  Even if we sell all 2,000,000 shares of common stock in this offering, Alexei Gavriline will own 71.43% of the total outstanding common stock if the maximum amount of the offering is sold. As a result, after completion of this offering, regardless of the number of shares we sell, Mr. Gavriline will be able to elect all of our directors and control our operations, which could decrease the price and marketability of the shares.

  Because there is no public trading market for our common stock, you may not be able to resell your stock.

  There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

  Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

  Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

  NASD sales practice requirements may limit a stockholder's ability to buy and sell our stock.

  The NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

USE OF PROCEEDS

Our offering is being made in a direct public offering, without any involvement of underwriters or broker-dealers, $100,000 minimum, $200,000 maximum basis. The table below sets forth the use of proceeds if $80,000 or $180,000 of the offering is sold.

	$50,000	$100,000

Gross proceeds	$100,000	$200,000
Offering expenses	$20,000	$20,000
Net proceeds	$80,000	$180,000

The net proceeds will be used as follows:

Website development	$15,000	$20,000
Database	$10,000	$20,000
Marketing and advertising	$25,000	$105,000
Establishing an office	$10,000	$10,000
Audit, accounting and filing fees	$3,500	$3,500
Attending industry trade shows	$5,000	$10,000
Working capital	$11,500	$11,500

Total offering expenses are $15,000 to be paid from the proceeds of the offering are for legal fees connected with this offering. No other expenses of the offering will be paid from the proceeds. Any other expenses incurred by us will be paid by our sole officer and director.

Upon the completion of this offering, we intend to immediately initiate the development of our website "www.BizWithEase.com.". We intend to hire an outside web designer to assist us in designing and building our website. We intend to develop and maintain a database of clients who have indicated a desire for landscaping advice. We will identify landscape candidates from information available from Internet search engines, landscape trade shows, and home and garden shows. We believe it will take three months to create a workable data base. We do not know how many individuals fit into the client profile that we have identified - new homeowners, remodeling homeowners and landscape professionals.

We intend to begin assembling our database with potential customers we locate in the Toronto area. The estimated cost to develop and maintain the database is $10,000 to $20,000.

Marketing and advertising will be focused on promoting our developing a website (www.BizWithEase.com) that will serve as an electronic market place for automotive dealerships, both retail and wholesale, where the dealers can offer and bid for vehicles coming of lease, offered as a trade-in or other vehicles that may be offered on the website. The advertising campaign will include the design and printing of various sales materials. The cost of developing the campaign is estimated to be between $25,000 and $105,000.

We intend to establish an office to maintain the website and database. This will include physical office space, computer equipment, telephones and other assets as required to maintain the operations.

Working capital is the cost related to operating our office. It is comprised of expenses for rent, telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, expenses of filing reports with the SEC, travel, and general working capital.

The proceeds from the offering will allow us to operate for twelve months, whether the minimum or maximum amount is raised.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a maximum of $100,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholder, and
*	our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

As of December 31, 2004, the net tangible book value of our shares of common stock was a deficit of $6,470 or approximately nil per share based upon 5,000,000 shares outstanding.

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding as at December 31, 2004, will be $173,530 or approximately $0.02 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.02 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.02 per share.

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 6,500,000 shares to be outstanding as at December 31, 2004 will be $123,530 or approximately $0.02 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.02 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.02 per share.

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding as at December 31, 2004 will be $73,530, or approximately $0.01 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.01 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.01 per share.

After completion of this offering, if 2,000,000 shares are sold, you will own approximately 28.57% of the total number of shares then outstanding shares for which you will have made a cash investment of $200,000, or $0.10 per share. Our existing stockholder will own approximately 71.43% of the total number of shares then outstanding, for which he has made contributions of cash totaling $50.00, or approximately $0.00001 per share.

After completion of this offering, if 1,500,000 shares are sold, you will own approximately 23.08% of the total number of shares then outstanding for which you will have made a cash investment of $150,000, or $0.10 per share. Our existing stockholder will own approximately 76.92% of the total number of shares then outstanding, for which he has made contributions of cash totaling $50.00, or approximately $0.00001 per share.

After completion of this offering, if 1,000,000 shares are sold, you will own approximately 16.67% of the total number of shares then outstanding for which you have made a cash investment of $100,000, or $0.10 per share. Our existing stockholder will own approximately 83.33% of the total number of shares the outstanding for which he has made contributions of cash and services totaling $50.00, or approximately $0.00001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing stockholders if all of the shares are sold:

Price per share		$0.10
Net tangible book value per share before offering	$	nil
Net tangible book value per share after offering		$0.02
Increase to present stockholders in net tangible book value per share after offering		$0.02
Capital contributions		$50
Number of shares outstanding before the offering		5,000,000
Number of shares after offering held by existing stockholder		5,000,000
Percentage of ownership after offering		71.43%

Purchasers of shares in this offering if all shares sold

Price per share	$0.10
Dilution per share	$0.08
Capital contributions	$200,000
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	28.57%

Purchasers of shares in this offering if 75% of shares sold

Price per share	$0.10
Dilution per share	$0.08
Capital contributions	$150,000
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	23.08%

Purchasers of shares in this offering if 50% of shares sold

Price per share	$0.10
Dilution per share	$0.09
Capital contributions	$100,000
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	16.67%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 2,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers, 1,000,000 shares minimum, 2,000,000 shares maximum basis. The offering price is $0.10 per share. Funds from this offering will be placed in a separate bank account at HSBC Bank Canada. Its telephone number is (416) 675-7102. The funds will be maintained in the separate bank until we receive a minimum of $100,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. Any funds received by us thereafter will immediately used by us. If we do not receive the minimum amount of $100,000 within 180 days of the effective date of our registration statement, plus 90 additional days if we so choose, all funds will be promptly returned to you without a deduction of any kind. During the 180 day period and possible additional 90 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $100,000 within the 180 day period referred to above which could be expanded by an additional 90 days at our discretion for a total of 270 days. There are no finders involved in our distribution.

Our sole officer and director will not purchase shares in this offering.

We will sell the shares in this offering through our sole officer and director, Mr. Alexei Gavriline. He will receive no commission from the sale of any shares. She will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1.	The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.	The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.	The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.

The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Alexei Gavriline, is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our sole officer and director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. He has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

We intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

We intend to sell our shares in the states of Wyoming, Colorado, Illinois and New York.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1.	execute and deliver a subscription agreement
2.	deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to AMECS INC.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

BUSINESS

General

We were incorporated in the State of Nevada on December 28, 2004. We have not started operations. We are developing a website (www.BizWithEase.com) that will serve as an electronic market place for automotive dealerships, both retail and wholesale, where the dealers can offer and bid for vehicles coming of lease, offered as a trade-in or other vehicles that may be offered on the website. This electronic market place will be restricted to dealers and will not allow general public to bid for the vehicles. We intend to eliminate inefficiencies currently existing in the wholesale market for used vehicles and thereby enable our customers to increase their profitability. We intend to build and support the software and, possibly, hardware infrastructure necessary to operate this electronic market place and will act as a mediator. We have not generated any revenues and the only operation we have engaged in is the development of a business plan. We maintain our statutory registered agent's office at 6100 Neil Road, Suite 500, Reno, Nevada 89511.

Our business office is located at 1 Yonge Street, Suite 1801, Toronto Canada M5E 1W7. We are using services of Telsec Business Center Inc. At present we are using only the mail service at a monthly cost of C$30 and rent boardrooms and office space on as needed basis at standard rates charged by Telsec Business Center Inc. Our phone number is (416) 879 4337.

We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change. We have not begun operations and will not begin operations until we have completed this offering. Our plan of operation is prospective and there is no assurance that we will ever begin operations. Our prospects for profitability are not favorable if you consider numerous Internet-based companies have failed to achieve profits with similar plans.

We have not conducted any market research into the likelihood of success of our operations or the acceptance of our products or services by the public.

Products/Services

We intend to offer to our customers a market place where the market participants can offer and bid for the used vehicles offered for sale. Our target market will be made up of retail and wholesale automotive dealerships. We will define a set of rules governing how trades are conducted on our electronic marketplace and plan to screen every applicant to be admitted to trade on our website. Our ability to ensure efficiency of our electronic market place and secure reliability of trading partners will be the key elements for success of our business.

We intend to offer the following services:

Supporting the market place and facilitating the trades
-	Listing of the offered for sale vehicle on our website.
-	Notifying customers when a vehicle with particular characteristics becomes available
-	Collecting and processing bids for offered vehicles
-	Facilitating the information exchange between market participants

We will act as an organizer and a mediator of our electronic market place.

Admission services and maintenance
-	Screening of the applicants
-	Periodic reviews of each participant standing
-	Rating of participants based on number of trades conducted and the average value of a trade.

We intend to carefully select the participants for our electronic market place to try to ensure that each participant is comfortable doing business with every other participant admitted to conduct business through our website.

Complimentary services
-	Recommending companies engaged in vehicle transportation
-	Recommending companies capable of providing vehicle inspection at the seller's site
-	Recommending other services that may be required by the market participants

Since our customers will be geographically dispersed we anticipate demand for services such as on site inspection and transportation of the purchased vehicle. We will assist our clients in these aspects of their business via selecting organizations capable of delivering necessary services in the most reliable and cost-efficient way, negotiating with these organizations special discounts for participants of our market place and recommending these organizations to our customers.

Data collection and data analysis

We intend to collect and store information on all aspects of each trade conducted through our website. In the future, we intend to process and analyze this information and create periodic reports that may be of interest to our customers as well as to other parties.

Website

Currently our website is undeveloped. We do not intend to initiate the development of our website until this offering is completed. Upon completion of our public offering, we intend to hire an outside technology provider to develop our website. We intend to design the website that it will enable our customers to access the product database without knowledge of special languages or tools such thereby allowing us to implement our operations and transact the sale of our products and services online in a secure and reliable environment.

The www.BizWithEase.com website will become the virtual business card and for the company as well as its online "home." We intend to provide information about us and the variety of services that we offer.

We believe that the section of the website related to the online market place will be password protected and restricted only to the registered and approved participants. To conduct transactions on our website the participants will have to be screened and assigned ID and passwords.

To notify our customers about items of interest as soon as they appear on the market, we will employ some sort of a "push" technology whereby our users will be able to receive notifications and place their bids not only through their computers, but also through their mobile phones, wireless personal digital assistants (PDAs) and other mobile devices they may have.

The website will also exhibit links to the service providers that we have entered into alliances with and may have a section featuring our clients businesses and case studies. In the future, the website may also feature a shop where the visitors will be able to purchase intelligence reports on the industry.

The website will be a simple, well-designed site targeted to the participants and potential participants of our electronic market place. We expect that majority of our customers do not have high speed Internet connection and therefore our site will not feature much of the Flash and/or similar technology requiring heavy downloads of data. We expect the site to be laconic, fast to download, easy to navigate and easy to conduct business transactions on.

Other than investigating potential technologies in support of our business purpose and the preparation of our plan of operations, we have had no material business operations since inception in October 2004. At present, we have yet to acquire or develop the necessary technology assets in support of our business purpose to become an market place for automotive dealerships, both retail and wholesale, where the dealers can offer and bid for vehicles coming of lease, offered as a trade-in or other vehicles.

Marketing Strategy

The participants of our target market can be divided in three groups. The fist group consists of large dealerships focused on wholesale operations with the off-lease vehicles and other used vehicles. The second group is comprised of franchised dealerships selling new and used vehicles. The third group is represented by smaller shops specializing on re-sales of used vehicles to general public.

We intend to approach different market participants with tailored messages that would emphasize the benefits of our services to a particular group of customers.

Very often a purchase of a new vehicle involves a sale of the old vehicle. This process is known as trade-in. If the old vehicle is offered as a trade-in to a franchised dealership, the dealer must quickly appraise the vehicle and effectively purchase it at this estimated price from the customer. If the traded-in vehicle is appraised too low, the customer may walk away. If the vehicle is appraised too high, the dealer loses money.

The risks associated with the appraising and further sale of traded-in vehicles can be eliminated or significantly lowered if this vehicle is pre-sold before the transaction with the purchaser of a new vehicle is completed. We expect that this can be achieved through our electronic market place www.BizWithEase.com. Therefore to the franchised dealerships we will market the ease with which a vehicle can be added to the database and the speed at which this new information is delivered to the potential buyers who, in turn, will be bidding for this vehicle as soon as it appears on the system.

The dealers engaged in the wholesale operations act as distributors for smaller shops servicing general public. Often wholesalers would purchase traded-in or off-lease vehicles and offer them to their clients. Among other things wholesalers extract value form the differences in prices on particular types of vehicles in different geographic regions. For the wholesalers, participating in our electronic market place will ensure their timely access to the information on the latest vehicles offered for sale as well as access to dealerships from various geographic regions who may be interested in a particular type of vehicle. This access to information and ability to conduct transactions quickly and with reliable parties will ensure greater efficiency of a wholesaler operations and should result in greater profitability and higher capital turnover. We intend to tailor our marketing message to the wholesalers to emphasize these advantages of their participation in our electronic market place www.BizWithEase.com

Our message to the smaller automotive dealerships specializing in retailing used vehicles to the general public will be built around the fact that by participating in our electronic market place they will gain much greater access to the used vehicles offered for sale as well as to their ability to get rid of those vehicles that are not in demand in their particular region.

All the marketing messages will be delivered through our website. In addition, we plan to involve third party contractors who on commission basis would approach our target customers in their region and conduct sale on our behalf.

We plan to attend industry trade shows and events, participate in industry associations and use any other available to us ways of marketing our services and www.BizWithEase.com website to our target audience.

Initially we will aggressively court the database of potential prospects provided by our president A.Gavriline in order to attract initial participants for our electronic market place. We also intend to attract and add new clients through our website.

Other methods of communication will include:

*	Email mailings - regular e-mailings to potential customers with updated company information and special offers
*	Direct mail - brochures and newsletters
*

Visitor pass - potential customers with excellent reputation in the industry will be offered a guest user ID and password that would allow them to see and appreciate dynamics of www.bizwithease.com but will restrict them from placing bids and offering vehicles for sale.

*	Informal marketing/networking - activities such as joining organizations or attending tradeshows and conferences.

Website Marketing Strategy

Web marketing will start with our known contacts whom we will invite to participate in our market place and will ask to recommend our site. We will continue the strategy with long-term efforts to develop recognition in professional forums. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options.

Revenue

Initially, we intend to generate revenue from the following sources:

1.

Initiation fee - we will charge this fee for processing the application of a potential participant, screening the application, checking credit history of the applicants and creating the applicant profile.

2.	Monthly maintenance fee - we will charge this fee for a maintaining the account of each particular participant.
3.	Advertisement placement fee - we will charge this fee for each new vehicle entered in the database by a market participant.
4.	Bidding fee - we will charge a fee for each bid placed on our website.
5.

Service fee - this fee will be charged if we become engaged in organizing vehicle inspection, transporting the vehicle and other services rendered by associated service providers. This will be a flat fee charged on top of the fees charged by the service provider.

Our revenue model is fee-based. We intend not to charge any commission on transactions conducted on our electronic market place. The fees will be known in advance and we will invoice our customers on a monthly basis.

Depending on the type of the bid, the bids placed on our website will represent participant's intent or obligation to buy a vehicle. However the monetary transactions will be conducted between market participants directly.

Competition

The electronic commerce market is intensely competitive. We expect competition to continue to intensify in the future.

In addition to companies engaged in electronic commerce, our competitors include brick-and-mortar companies engaged in facilitating trades between various participants of our target market.

Competitors include companies with substantial customer bases in the computer and other technical fields. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, support, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

Most of the automotive dealers have their own websites and upon initiating our website operations, we will be competing with the foregoing. There are largely popular websites, such as www.autotrader.com and www.autotrader.ca advertising used vehicles to the general public. We intend to differentiate ourselves by restricting our audience to professionals, offering ability to advertise a vehicle for sale in an easy and timely fashion, channeling this information on newly offered vehicles to interested parties and facilitating trades between participants who were admitted to the market place based on their credit history and reputation.

The market for used vehicles is a well-established and old market. There are proven ways to conduct transactions and it may prove difficult for us to change the ways in which these transactions are conducted. Our competitive position within the industry is negligible in light of the fact that we have not started our operations. Many of our target customers are well-established and profitable organizations with great records of success. They may not trust us their business and prefer using the old proven ways of operations. The success of our electronic market place will depend on our ability to attract reliable and creditworthy participants with good reputation within industry. However, since we have not started operations, we cannot compete on the basis of our own reputation. We do expect to compete on the basis of the quality of services that we intend to provide and ease and convenience of conducting business through www.BizWithEase.com

Marketing

We intend to market our website in the United States and in Canada through traditional sources such as trade magazines, conventions and conferences, newspaper advertising, billboards, telephone directories and flyers / mailers. We also intend to attend tradeshows and conferences. We may utilize inbound links that connect directly to our website from other sites. Potential customers can simply click on these links to become connected to our website from search engines and community and affinity sites.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a any claim, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

We are in a start-up stage of development and currently have no employees, other than our sole officer and director. We intend to hire additional employees and involve independent consultants on an as needed basis.

Offices

Our business offices are located at 1 Yonge Street, Suite 1801, Toronto Canada M5E 1W7. We are using services of Telsec Business Center Inc. At present we are using only the mail service at a monthly cost of C$30 (thirty Canadian dollars) and rent boardrooms and office space on as needed basis at standard rates charged by Telsec Business Center Inc. Our phone number is (416) 879 4337.

Upon the completion of our offering, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office sight.

Government Regulation

We are not currently subject to direct federal, provincial, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce. However, the Internet is increasingly popular. As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties. We will not provide personal information regarding our users to third parties. However, the adoption of such consumer protection laws could create uncertainty in Web usage and reduce the demand for our products.

We are not certain how business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. The vast majority of such laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs. In addition, because our services are available over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country. We are qualified to do business only in Nevada. Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties. It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws currently apply to our business could have a material adverse affect on our business, results of operations and financial condition.

Other than the foregoing, no governmental approval is needed for the sale of our products and services.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage corporation and have not started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we complete the development of our website and begin selling our advisory services to our target market. We believe the technical aspects of our website will be sufficiently developed to use for our operations 90 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. Whether we raise the minimum or maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last twelve months. The difference between the minimum and maximum amount relates only to website development; marketing and advertising; and attending trade shows. In each case, if we raise the maximum amount, we will devote more funds to the same in order to enhance the quality of the website and promote our website to more potential advertisers. We will not begin operations until we raise money from this offering.

We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When theses controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

Plan of Operation

Assuming we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months. We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees.

Upon completion of our public offering, our specific goal is to develop and profitably promote our electronic Internet market place for the offer, sale or lease of vehicles We intend to accomplish the foregoing through the following milestones:

1.

Complete our public offering. We believe that we will raise sufficient capital to begin our operations. We believe this could take up to 180 days from the date the Securities and Exchange Commission declares our offering effective. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

2.

After completing the offering, we will immediately begin to establish our office and acquire the equipment we need to begin operations. Establishing our offices will take 7-10 days. We believe that it will cost $10,000 to establish our office. We do not intend to hire employees. Our sole officer and director will handle our administrative duties. A detailed breakdown of the cost of operating our office is set forth in the Use of Proceeds section of this prospectus.

3.

After our office is established, which we said should be 7-10 days after completing our offering, we intend to retain an outside web designer to begin development of the website. We also intend to contact car dealerships and seek strategic alliances. The negotiation of additional alliances with car dealerships and the refinenment of the website will be ongoing during the life of our operations. As more dealerships are added, the number of offered sales or leases of vehicles will increase as well. This will cause us to have to continually upgrad our website. We believe that it will cost up to $10,000 in order to have our website initially operational and $10,000 to have our database initially ready to receive information. Both the initial operation of the website and the database is anticipated to be ready within 60 days from the completion of our public offering. As additional alliances are negotiated with service providers, we will up-grade the website. As our customer base increases we will up-grade the database. Both upgrades will be ongoing during the life of our operations.

4.

As soon as our website is operational, which as we have said will be approximately 60 days from the completion of our public offering, we will begin to market our website in the Toronto area and through traditional sources such as magazines, newspaper advertising, telephone directories and flyers / mailers. We also intend to attend trade shows and conferences. We intend to initially target automobile dealers in the Toronto, Ontario geographical area to become potential users of our website. Initially we will aggressively court the key database of contacts provided by our president, Alexei Gavriline. We may utilize inbound links that connect directly to our website from other sites. Potential clients can simply click on these links to become connected to our website from search engines and community and affinity sites. We believe that it will cost a minimum of $25,000 for our marketing campaign. If we raise the maximum amount of proceeds from the offering, we will devote an additional $80,000 to our marketing program. Marketing is an ongoing matter that will continue during the life of our operations. We also believe that we should begin to see results from our marketing campaign within 30 days from its initiation, or 90 days from setting up our office.

5.

As soon as we analyze the first results of our marketing and promotional campaign as outlined above and identify the services needed by our customers and the geographic location of the customers, we will begin sourcing out third parties capable of offering complementary services to our clients. Sourcing potential service providers for our clients may consist of telephone surveys and may contain questions that would "qualify" the potential clients. It will also involve research into existing databases available via the Internet to target and extract the applicable names and contacts to create our own customized database. This activity will be financed out of working capital and salaries and commissions. The magnitude of this activity depends on the amount of money we manage to raise during our public offering.

6.

Within 90 days from the initial launch of our website, we believe that we will begin generating fees from our advisory services. Once the website is fully operational and we have begun to generate fees from our customers, we intend to hire 1 or 2 part-time salesperson(s) to initiate telephone calls to potential clients.

In summary, we should be in full operation and receiving orders within 100 days of completing our offering. We estimate that we will generate revenue 120 to 180 days after beginning operations.

Until our website is fully operational, we do not believe that clients will use www.BizWithEase.com market place. We believe, however, that once our website is operational and we are able to address our customer's business needs they will begin utilizing our services.

If we are unable to develop a website that addresses the needs of the market participants, or if we are unable to attract sufficient number of customers to our electronic marketplace, we may not generate any revenue whatsoever.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in development stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

To become profitable and competitive, we have to attract sufficient number of participants to our market place to make this electronic market place the market of choice for our customers. Failure to attract sufficient number of participants will result in inefficiency of our electronic marketplace and will lead to its eventual closure. Therefore, within relatively short time, we have to locate and attract significant number of participants for our market place. We are seeking equity financing to provide for the capital required to implement our operations.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on December 28, 2004 to December 31, 2004

During the period from inception ( Dec 28,2004) we incurred audit and legal fees related to preparation of this Registration Statement. We have reserved the domain name "www.bizwithease.com." Our loss since inception is $(6,520) of which $1,985 is for legal and organizational costs, $ 4,500 for audit and accounting fees, and $35 for bank service charge. We have not started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations 100 days after we complete this offering.

Since inception, we sold 5,000,000 shares of common stock to our sole officer and director for $50.00 in cash.

Liquidity and capital resources

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to begin operations but we cannot guarantee that once we begin operations we will stay in business after operations have commenced. If we are unable to successfully attract sufficient number of customers to participate in our electronic market place or if we fail to develop this electronic market place in a timely fashion, we may quickly use up the proceeds from the minimum amount of money from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

Our sole officer and director is willing to commit to loan us money for our operations until this offering has been completed or until the offering period has expired. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, it will last a year. Other than as described in this paragraph, we have no other financing plans.

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

We issued 5,000,000 shares of common stock through a Section 4(2) offering in June 2004. This was accounted for as a sale of common stock.

As of December 31, 2004, our total assets were $8,140 and our total liabilities were $14,610 comprising of $9,985 owed to Alexei Gavriline, our sole director and president for payments made for audit and accounting fees and to our attorney, Conrad C. Lysiak, for services relating to incorporation of the company and preparation of this registration statement. As of December 31, 2004, we had cash of $0.

MANAGEMENT

Officers and Directors

Our sole director will serve until her successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until her successor is duly elected and qualified, or until she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present sole officer and director is set forth below:

Name and Address	Age	Position(s)

Alexei Gavriline	40	president, chief executive officer, secretary/treasurer, chief financial officer, chief accounting officer, and the sole member of the board of directors
1 Yonge Street, Suite 1801
Toronto, ON M9C 3M8

The person named above has held her offices/positions since inception of our company and are expected to hold her offices/positions until the next annual meeting of our stockholders.

Background of our sole officer and director

Alexei Gavriline - President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer and our sole director.

Since our inception on December 28, 2004, Mr. Gavriline has served as our sole officer in the capacities of principal executive officer, secretary, treasurer, principal financial officer, principal accounting officer and as our sole director. Since May, 2004, Mr. Gavriline has served as Vice President of Channel Management at HSTC Canada located in Toronto, Ontario. HSTC is a privately owned corporation involved in development system solutions that identify, track, and communicate simultaneously with people, vehicles, and assets from a central or remote location. From August 2000 to April 2004, Mr. Gavriline held various senior and executive mangement positions at PowerLOC Technologies Inc., a Canadian corporation involved in the development of enabling technologies for telematix, vehicle tracking and recovery, navigation and similar applications. From April 1997, to August 2000, Mr. Gavriline worked as an independent management consultant specializing in strategic business development, strategic planning and financing of start-up companies. From January 1990, to March 1997, Mr. Gavriline managed Elitar Ltd., a Russian corporation which he owned which was engaged in the business of information technology consulting, financial services, manufacturing and distribution. Mr. Gavriline holds an MBA degree from Schulich School of Business, York University and a Bachelor of Science degree in computer science and applied mathematics from Kiev Military Academy of Aviation Engineering.

Mr. Gavriline, our president will be devoting approximately 10 hours a week of his time to our operations. Once we begin operations, and are able to attract more and more clients to use our services, Mr. Gavriline will commit more time as required. Because Mr. Gavriline will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

Mr. Gavriline has no conflicts of interest with our operations.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on June 16, 2004 through December 31, 2004, for our sole officer and director. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

						Long-Term Compensation
		Annual Compensation				Awards	Payouts
						Securities
Names				Other	Under	Restricted		Other
Executive				Annual	Options/	Shares or		Annual
Officer and				Compen-	SARs	Restricted	LTIP	Compen-
Principal	Year	Salary	Bonus	sation	Granted	Share/Units	Payouts	sation
Position	Ended	(US$)	(US$)	(US$)	(#)	(US$)	(US$)	(US$)

Alexei Gavriline	2004	0	0	0	0	0	0	0
President,	2003	0	0	0	0	0	0	0
Secretary/Treasurer,	2002	0	0	0	0	0	0	0
Director

We have no employment agreements with any of our officer. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole officer and director other than as described herein.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our sole director does not receive any compensation for serving as a member of the board of directors.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering . The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

			Number of Shares	Percentage of
	Number of	Percentage of	After Offering	Ownership After
	Shares	Ownership	Assuming all of	the Offering
Name and Address	Before the	Before the	the Shares are	Assuming all of the
Beneficial Owner [1]	Offering	Offering	Sold	Shares are Sold

Alexei Gavriline	5,000,000	100.00%	5,000,000	71.43%
1 Yonge Street, Suite 1801
Toronto, ON M9C 3M8

[1]   The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct stock holdings. Mr. Gavriline is the only "promoter" of our company.

Future sales by existing stockholders

A total of 5,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 5,000,000 restricted shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 71.43% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

Our stock transfer agent for our securities is Pacific Stock Transfer Company, 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada 89119. Its telephone number is (702) 361-3033.

CERTAIN TRANSACTIONS

In December 2004, we issued a total of 5,000,000 shares of restricted common stock to Alexei Gavriline, our sole officer and director in consideration of $50 cash.

Further, Mr. Gavriline has advanced funds to us for our legal, audit, filing fees, general office administration and cash needs. As of December 31, 2004, Mr. Gavriline advanced us $9,985 for our benefit. Mr. Gavriline will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Gavriline. Mr. Gavriline will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Gavriline does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Gavriline or the repayment of the funds to Mr. Gavriline. The entire transaction was oral.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to December 31, 2004, included in this prospectus have been audited by Manning Elliott, Chartered Accountants (telephone 604.714.3600) as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by a firm of Certified Public Accountants.

Our financial statements from inception to December 31, 2004 (audited), immediately follow:

Independent Auditor's Report

To the Board of Directors and Stockholders of
Amecs Inc.
(A Development Stage Company)
We have audited the accompanying balance sheet of Amecs Inc. (A Development Stage Company) as of December 31, 2004 and the related statement of operations, cash flows and stockholders' deficit accumulated for the period from December 28, 2004 (Date of Inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the aforementioned consolidated financial statements present fairly, in all material respects, the financial position of Amecs Inc. (A Development Stage Company), as of December 31, 2004, and the results of its operations and its cash flows accumulated for the period from December 28, 2004 (Date of Inception) to December 31, 2004, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenue and has accumulated losses since inception and will need additional equity financing to begin realizing its business plan. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ "Manning Elliott"

CHARTERED ACCOUNTANTS

Vancouver, Canada

February 4, 2005

Amecs Inc.
(A Development Stage Company)
Balance Sheet
(Expressed in U.S. dollars)

December 31, 2004 $

Assets

Current Assets

Prepaid deposit (Note 4)	8,140

Total Current Assets	8,140

Total Assets	8,140

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities

Accrued liabilities	4,625
Due to a related party (Note 5)	9,985

Total Liabilities	14,610

Commitments and Contingencies (Note 1)

Stockholders' Deficit

Common Stock, 100,000,000 common shares authorized with a par value of $0.00001, 5,000,000 common shares issued and outstanding	50

Deficit Accumulated During the Development Stage	(6,520)

Total Stockholders' Deficit	(6,470)

Total Liabilities and Stockholders' Deficit	8,140

(The accompanying notes are an integral part of the financial statements)

Amecs Inc.
(A Development Stage Company)
Statement of Operations
(Expressed in U.S. dollars)

Accumulated From
December 28, 2004
(Date of Inception)
to December 31,
2004
$

Revenue	-

Expenses

Accounting and audit	4,500
Bank charges	35
Legal and organizational costs	1,985

6,520

Net Loss for the Period	(6,520)

Net Loss Per Share	-

Weighted Average Shares Outstanding	5,000,000

(The accompanying notes are an integral part of the financial statements)

Amecs Inc.
(A Development Stage Company)
Statement of Cash Flows
(Expressed in U.S. dollars)

From
December 28, 2004
(Date of Inception)
to December 31,
2004
$

Cash Flows to Operating Activities

Net loss for the period	(6,520)

Change in non-cash working capital items

(Increase) in deposit	(8,140)
Increase in accrued liabilities	4,625

Net Cash Used by Operating Activities	(10,035)

Cash Flows from Financing Activities

Advances from a related party	9,985
Proceeds from issuance of common stock	50

Net Cash Provided by Financing Activities	10,035

Change in Cash	-

Cash - Beginning of Period	-

Cash - End of Period	-

Non-Cash Financing Activities	-

Supplemental Disclosures

Interest paid	-
Income tax paid	-

(The accompanying notes are an integral part of the financial statements)

Amecs Inc.
(A Development Stage Company)
Statement of Stockholders' Deficit
From December 28, 2004 (Date of Inception) to December 31, 2004
(Expressed in U.S. dollars)

			Deficit
			Accumulated
			During the
	Common		Development
	Shares	Amount	Stage	Total
	#	$	$	$

Balance - December 28, 2004 (Date of Inception)	-	-	-	-

Stock issued for cash (Note 3)	5,000,000	50	-	50

Net loss for the period	-	-	(6,520)	(6,520)

Balance - December 31, 2004	5,000,000	50	(6,520)	(6,470)

(The accompanying notes are an integral part of the financial statements)

Amecs Inc.
(A Development Stage Company)
Statement of Stockholders' Deficit
From December 28, 2004 (Date of Inception) to December 31, 2004
(Expressed in U.S. dollars)

1.	Development Stage Company

Amecs Inc. herein (the "Company") was incorporated in the State of Nevada on December 28, 2004 and is a development stage company as defined by Statement of Financial Accounting Standard No. 7, "Development Stage Companies". The Company's planned operation involves business-to-business e-commerce and is based in Toronto, Ontario, Canada. The Company proposes to create an electronic market place for automotive dealerships, both retail and wholesale, where the dealers can offer and bid for vehicles coming off lease, offered as a trade-in or other vehicles. This electronic marketplace will be restricted to dealers and will not allow the general public to bid for the vehicles. The company's business model is fee-based. The participants will pay fees to the Company for participation in the service on initial registration as a participant, as a monthly fee for maintaining an account, each time a bid is placed on a vehicle or a vehicle is added in the database and for any additional services. No commissions are charged on transactions facilitated by the Company.

The Company is in the early development stage. In a development stage company, management devotes most of its activities to the development of a business plan for the company. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing. There is no guarantee that the Company will be able to raise any equity financing or sell any of its products and services at a profit. There is substantial doubt regarding the Company's ability to continue as a going concern.

In December 2004, the President of the Company advanced $9,985 to the Company for working capital purposes. This amount is unsecured, non-interest bearing and due on demand. The Company will continue its activities to generate revenues and will also raise additional working capital, if necessary, through the sale of equity securities or the issuance of debt instruments. Operating expenses for the next twelve months are expected to increase over the current year.

The Company is planning to file an SB-2 Registration Statement ("SB-2") with the United States Securities and Exchange Commission. Pursuant to the filing of the SB-2, the Company plans to issue 2,000,000 common shares at $0.10 for total proceeds of $200,000.

2.	Summary of Significant Accounting Policies
	(a)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from those estimates.

	(b)	Year End
The Company's fiscal year end is December 31.

	(c)	Cash and Cash Equivalents
The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

Amecs Inc.
(A Development Stage Company)
Statement of Stockholders' Deficit
From December 28, 2004 (Date of Inception) to December 31, 2004
(Expressed in U.S. dollars)

2.	Summary of Significant Accounting Policies (continued)
	(d)	Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share" (SFAS 128). SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

	(e)	Financial Instruments

The fair values of the prepaid deposit, accrued liabilities and due to a related party were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company's operations are in Canada resulting in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company's operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

	(f)	Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 123R, "Share Based Payment". SFAS 123R is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123, as originally issued, and Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments, That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans". SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. For nonpublic entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

Amecs Inc.
(A Development Stage Company)
Statement of Stockholders' Deficit
From December 28, 2004 (Date of Inception) to December 31, 2004
(Expressed in U.S. dollars)

2.	Summary of Significant Accounting Policies (continued)
	(f)	Recent Accounting Pronouncements (continued)

In December 2004, FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29". The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions", is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

	(g)	Other Comprehensive Loss

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at December 31, 2004, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

	(h)	Revenue Recognition

The Company has not generated any revenue since inception on December 28, 2004. The Company will recognize revenue from initiation fees related to the processing of participant applications, monthly maintenance fees charged for maintaining participant accounts, advertisement placement fees charged to participants, bidding fees for each bid placed on the Company's website and service fees if the Company becomes involved in organizing vehicle inspections and/or transportation of vehicles.

The Company will recognize revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements." Revenue will be recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is provided and collectibility is reasonably assured.

3.	Common Shares
The Company issued 5,000,000 common shares at a price of $0.00001 per share for total proceeds of $50 during the current year to the President and sole shareholder.

4.	Prepaid Deposit
Amount of $8,140 represents a deposit paid for the preparation of the Company's SB-2 Registration Statement.

5.	Related Party Transactions/Balances
	a)	The President of the Company advanced $9,985 to the Company during the current year. The amount is unsecured, non-interest bearing and due on demand.

	b)	The Company issued 5,000,000 common shares at a price of $0.00001 per share for total proceeds of $50 during the current year to the President and sole shareholder.

Amecs Inc.
(A Development Stage Company)
Statement of Stockholders' Deficit
From December 28, 2004 (Date of Inception) to December 31, 2004
(Expressed in U.S. dollars)

6.	Income Tax

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted Statement of Financial Accounting Standards No. 109 ("SFAS 109") as of its inception. The Company has incurred net operating losses of approximately $4,660, which expire starting in 2016. Pursuant to SFAS 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

The components of the net deferred tax asset at December 31, 2004 and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are scheduled below:

2004 $

Net Operating Loss	4,660

Statutory Tax Rate	34%

Effective Tax Rate	-

Deferred Tax Asset	1,584

Valuation Allowance	(1,584)

Net Deferred Tax Asset	-

Until ___________________, 2005, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II.   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Section 4 of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.
2.	Article X of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.
3.	Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$100
Printing Expenses	400
Audit/administrative Fees and Expenses	8,500
Blue Sky Fees/Expenses	500
Legal Fees/ Expenses	20,000
Transfer Agent Fees	500
TOTAL	$30,000

ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration

Alexei Gavriline		5,000,000	$50
1 Yonge Street, Suite 1801
Toronto, ON M9C 3M8

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. She is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 27.     EXHIBITS.

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-B.

Exhibits	Document Description

3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
5.1	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the Securities being registered.
23.1	Consent of Williams & Webster, P.S., Certified Public Accountants
23.2	Consent of Conrad C. Lysiak, Esq.
99.1	Subscription Agreement.

ITEM 28.     UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	a.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Not withstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

	c.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this amended Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario M5E 1W7, on this 25th day of February, 2005.

AMECS INC.

BY:	/s/ Alexei Gavriline
Alexei Gavriline, President, Principal Executive Officer, Secretary/Treasurer, Principal Financial Officer, Principal Accounting Officer and a member of the Board of Directors